UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 5, 2014

Compuware Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 000-20900

Michigan	38-2007430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Campus Martius, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)

(Registrant’s telephone number, including area code): (313) 227-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Compuware Corporation (“Compuware”) announced today that it has purchased shares of Covisint Corporation (“Covisint”) in the market and in private transactions.  These purchases were made in order to maintain Compuware’s 80% or greater ownership of Covisint common stock in anticipation of the expiration of lock-up agreements applicable to holders of non-qualified stock options to acquire common stock and the subsequent exercise of those options. Compuware is required to maintain 80% or greater ownership of Covisint common stock to enable the contemplated distribution of all or a substantial part of its shares of Covisint to Compuware shareholders to qualify for tax-free treatment under the Internal Revenue Code as previously announced.  Furthermore, these purchases were made to reduce the likelihood that Compuware would need to purchase Covisint shares from Covisint under the Master Separation Agreement, as amended, between Compuware and Covisint, and are therefore expected to reduce the cost to Compuware of maintaining greater than 80% ownership of Covisint.  The purchases were completed on June 5, 2014 and no further purchases are anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUWARE CORPORATION

Date: June 10, 2014	By:	/s/ Joseph R. Angileri
Joseph R. Angileri
Chief Financial Officer